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                                                                 EXHIBIT 3.2


                                    BY-LAWS

                                       of

                               POPPE TYSON, INC.

                                    OFFICES

          1. The registered office of the company shall be in the State of Delaware, County of New Castle, City of Wilmington. The company may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the company may require.

                            MEETINGS OF STOCKHOLDERS

          2. Meetings of the stockholders shall be held at the principal office of the company or at such other place within or without the State of Delaware, as the Board of Directors shall authorize.

          3. The annual meeting of the stockholders of the company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be determined by the Board of Directors and stated in the notice of meeting.

          4. The presence, in person or by proxy, of the holders of record of a majority of the shares issued and outstanding and entitled to vote is requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If such majority shall not be present, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present at the meeting. If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the Board of Directors or by the Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary at the written request of the holders of a majority of the shares issued and outstanding and entitled to vote. Such
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request shall state the purpose or purposes of the proposed meeting.

          6. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the call and matters germane thereto.

          7. Written notice of each meeting of the stockholders stating the time, place and purpose or purposes thereof and, unless it is notice of the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be served either personally or by mail, not less than ten nor more than sixty days previous to such meeting, upon each stockholder of record entitled to vote at such meeting, and upon each stockholder of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have his, her or its shares appraised if such action were taken, at his, her or its address as it shall appear on the record of stockholders of the company unless he, she or it shall have filed with the Secretary of the company a written request that notices intended for him, her or it be mailed to some other address, in which case it shall be mailed to the address designated in such request.

          8. At each meeting of the stockholders, every holder of shares entitled to vote may vote in person or by proxy, and shall, for all purposes, have one vote for each share registered in his, her or its name unless otherwise provided by the certificate of incorporation. The voting may be viva voce, but
                                                                ---- ----
any qualified voter may demand a share vote, whereupon such share vote shall be taken by ballot. Each ballot shall state the name of the stockholder voting and the number of shares voted by him, her or it and, if such ballot be cast by a proxy, it shall also state the name of such proxy. Every proxy shall be in writing, subscribed by the stockholder or his, her or its duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

          9. Whenever any action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or the certificate of incorporation or these by-laws, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon. Directors shall, except as otherwise required by law or the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

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         10.   The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors may be appointed by the Chairman of the Board or Chief Executive Officer before or at the meeting; or if one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.


                               BOARD OF DIRECTORS

         11. Subject to any provisions in the certificate of incorporation, the business of the company shall be managed under the direction of a board of directors, which shall consist of not more than fifteen directors, the exact number to be determined from time to time by resolution of the Board of Directors; provided, however, that when and if the holders of the company's
           --------  -------
preferred stock are entitled to elect directors pursuant to the company's certificate of incorporation or any certificate of designation duly adopted by the Board, then subject to the terms, conditions and restrictions set forth in the certificate of designation, without any further action the number of directors constituting the entire board of directors shall thereupon be increased by the number of directors so to be elected; provided further,
                                                       -------- -------
however, that when and if the right of the holders of the company's preferred
- -------
stock to elect any directors of the company pursuant to the company's certificate of incorporation or any certificate of designation terminates, then without any further action the number of directors shall thereupon be decreased by directors so to be elected.

         12. Any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose. Any director may resign his or her office at any time, such resignation to be in writing and to be effective upon receipt by the company or at such later date as shall be specified therein. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason except the removal of directors without cause may be filled by a majority of the directors then in office, although less than a quorum exists, or by the stockholders, but any director elected by the directors to fill a vacancy shall serve only until the vacancy is filled by the stockholders. Vacancies occurring in the board of directors by reason of the removal of directors without cause shall be filled by the stockholders at a special meeting of the stockholders called for that purpose or at an annual meeting of stockholders.

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         13.   In addition to the powers expressly conferred upon them by these by-laws, the Board of Directors may exercise such powers and do such acts and things as are not prohibited by law or by the certificate of incorporation or by these bylaws.

         14. Directors as such shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any meeting. Nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

         15. The Board of Directors may hold its meetings, regular or special, have one or more offices and keep the books of the company, except such as are required by law to be kept within the state, outside of Delaware at an office of the company or at such other places as it may from time to time determine.

         16. Immediately after each annual election of directors, the newly constituted Board of Directors shall meet forthwith at the principal office of the company or at the place where such annual election was held or at such other place as may be fixed by the directors, for the purpose of organization, the election of officers and the transaction of all such other business as the directors present thereat may deem proper. Other regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors may determine.

         17. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer on two days' notice to each director. Special meetings shall be called by the Chief Executive Officer or Secretary in a like manner at the written request of two directors.

         18.   (a)   At all meetings of the Board of Directors, the presence of a majority of the directors then in office, but not less than one-third of the total number of directors which the company would have if there were no vacancies, shall be necessary to constitute a quorum and sufficient for the transaction of business, and any acts of a majority of those present at a meeting, at which there is a quorum, shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

               (b) Any action required or permitted to be taken by the Board of Directors or any committee thereof may

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be taken without a meeting if all of the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.

               (c) Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         19. The Board of Directors by resolution adopted by a majority of the total number of directors the company would have if there were no vacancies, may designate, from among its members, an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except as otherwise provided by law. Vacancies in the membership of any such committee shall be filled by the Board of Directors at a regular or special meeting. Each such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when so required.

                                    OFFICERS

         20. The officers of the company shall be a Chief Executive Officer, a Chairman of the Board of Directors, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Secretary, and a Treasurer, and such other officers as the Board of Directors may deem necessary or advisable for the conduct of the company's business. The officers shall be elected by the Board of Directors after the annual meeting of stockholders, and each officer shall hold office until the next annual meeting of the Board of Directors and until his or her successor has been elected and has qualified. Any officer elected by the Board of Directors may be removed by the Board of Directors at any time and with or without cause. Any two of the aforesaid offices may be held by the same person. Any office may be left vacant by the Board of Directors. The Chairman of the Board shall have the qualifications that he or she be a member of the Board of Directors but no other officer need be a director or stockholder.

         21. The Board of Directors may elect such other officers (including additional Vice Presidents, Assistant

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Secretaries and Assistant Treasurers) as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

         22. The salaries of all officers of the company shall be fixed by the Board of Directors or a committee thereof or if not fixed by the Board of Directors or a committee thereof, shall be fixed by the Chief Executive Officer.

         23. The Chief Executive Officer shall be the chief executive officer of the company; he or she shall preside at all meetings of the stockholders and, if no Chairman has been elected or in his or her absence, of the Board of Directors and shall perform all other duties as are required of him or her by the Board of Directors; he or she shall, subject to the powers of the Board of Directors, have general management and control of the business of the company and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         24. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors; he or she shall, in the absence or disability of the Chief Executive Officer, exercise the powers and perform the duties of the Chief Executive Officer. He or she shall perform such other executive duties as shall be prescribed by the Board of Directors.

         25. The Executive Vice President and the Senior Vice President, or if there be more than one of either, the Executive Vice Presidents and the Senior Vice Presidents, in the order in which they are named in the resolutions adopted by the Board of Directors electing officers pursuant to which the Executive Vice Presidents and the Senior Vice Presidents are then serving, shall, in the absence or disability of the Chairman and the Chief Executive Officer and with any Executive Vice President having precedence over any Senior Vice President, exercise the powers and perform the duties of the Chairman and the Chief Executive Officer. Each Executive Vice President and Senior Vice President shall exercise such powers and perform such duties as shall be prescribed by the Board of Directors or the Chief Executive Officer.

         26. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and he or she shall perform like duties for any committee of the Board of Directors when required. He or she shall cause to be

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given notice of meetings of the stockholders and of the Board of Directors and shall perform such other duties as pertain to his or her office. He or she shall keep in safe custody the seal of the company and when authorized by the Board of Directors shall affix it when required to any instrument. He or she shall sign such instruments as require his or her signature and shall perform such other duties as shall be prescribed by the Board of Directors or the Chief Executive Officer.

         27. The Treasurer shall have custody of all the company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the company and shall deposit all monies and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the Board of Directors. He or she shall render to the Chief Executive Officer and to the Board of Directors at its regular meetings or whenever it may require it, an account of all his or her transactions as Treasurer and of the financial condition of the company. He or she shall sign such instruments as require his or her signature and shall perform such other duties as shall be prescribed by the Board of Directors.

         28. Unless otherwise ordered by the Board of Directors and the Chief Executive Officer and Chairman of the Board, any Executive Vice President or Senior Vice President shall have full power and authority on behalf of the company to attend, act and vote, or in the name of the company to execute proxies to vote, at any meeting of stockholders of any corporation in which the company may hold shares, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such shares. Said officers shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the company, and to make, execute and deliver, under the seal of the company, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

               (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of

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the company in office at the date of such certificate setting forth the provisions of this Section 31 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the company, then all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the company, and that with respect to such securities, the authority of these provisions of the by-laws and of such officers is still in full force and effect.

         29. If any office becomes vacant for any reason, the Board of Directors may elect a successor who shall hold office for the unexpired term. Any officer may resign his or her office at any time, such resignation to be in writing and to be effective upon receipt by the company or at such later date as shall be specified therein.

         30. Except as provided in sections 23, 24 and 25 hereof, in case of the absence of any officer of the company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being.


                            CERTIFICATES FOR SHARES

         31. The shares of the company shall be represented by certificates in such form as shall be approved by the Board of Directors. All certificates shall be consecutively numbered and the names and addresses of the stockholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof, shall be entered on a record.

         32. Upon surrender to the company or the transfer agent of the company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the company.

         33. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the company, alleged to have been lost or destroyed, upon the

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making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his, her or its legal representative(s), to advertise the same in such manner as it shall require and/or give the company a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the company with respect to the certificate alleged to have been lost or destroyed.

                            REGISTERED STOCKHOLDERS

         34. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                              INSPECTION OF BOOKS

         35. The Board of Directors shall determine from time to time, whether and if allowed, when and under what conditions and regulations the accounts and books of the company or any of them (except such as may by law be specifically open to inspection), shall be open to the inspection of the stockholders and the stockholders' rights in said respect are and shall be restricted and limited accordingly.

                               FIXING RECORD DATE

         36. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such

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determination shall apply to any adjournment thereof, unless the Board of
Directors fixes a new record date for the adjourned meeting.

                                      SEAL

         37. The seal of the company shall be circular in form and contain the name of the company, the year of its incorporation and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  FISCAL YEAR

         38. The fiscal year of the company shall be determined by the Board of Directors.

                          CHECKS, NOTES, DRAFTS, etc.

         39. The funds of the company shall be deposited in such banks, savings and loan associations or trust companies as the Board of Directors from time to time may designate. All checks or demands for money and notes, drafts or bills of exchange of the company shall be signed by such officers or other persons as the Board of Directors from time to time may designate.

                          NOTICE AND WAIVER OF NOTICE

         40. Any stockholder, officer or director may waive any notice required to be given by law or under the provisions of the certificate of incorporation or by these by-laws, by a waiver in writing, signed by the person or persons entitled to such notice, whether before or after the holding of any meeting which was the subject of such required notice. Actual attendance at any such meeting in person, or in the case of any stockholder, by proxy, shall be deemed equivalent to the giving of such notice to such person.

         41. Whenever required by law or under the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

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                                   AMENDMENTS

         42. These by-laws may be added to, amended, altered or repealed by the stockholders or the Board of Directors, provided that the stockholders may specifically designate one or more by-laws as not being subject to amendment or repeal by the Board of Directors. If any by-law regulating an impending election is adopted, amended, altered or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders the by-law so adopted, amended, altered or repealed, together with a precise statement of the changes resulting therefrom.

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